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                                                                    EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-03889, 333-58907, 333-28151, 333-78523 and 333-48220)
pertaining to Targeted Genetics Corporation's 1992 Restated Stock Option Plan, Stock Option Plan for Nonemployee Directors, 1999 Stock Option Plan and 2000 Genovo, Inc. Roll-Over Stock Option Plan and the registration statements on Form S-3 (Nos. 333-51625, 333-86509, 333-50214 and 333-33192), of our report dated
February 12, 2001, with respect to the financial statements of Targeted Genetics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                               Ernst & Young LLP


Seattle, Washington
March 16, 2001